UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Gabelli Go Anywhere Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-3850148
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

One Corporate Center, Rye, New York	10580-1422
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest	NYSE MKT LLC

Series A Cumulative Puttable and Callable Preferred Shares	NYSE MKT LLC

Combinations, consisting of three Common Shares and one Series A Preferred Share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-208675 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the captions “Description of Common Shares” and “Description of Series A Preferred Shares” in the Registrant’s Registration Statement on Form N-2 (File Nos. 333-208675 and 811-23035) as filed electronically with the Securities and Exchange Commission (the “Commission”) on December 21, 2015 (Accession No. 0001193125-15-409277) (“Registration Statement on Form N-2”); as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2, as filed with the Commission on May 18, 2016 (Accession No. 0001193125-16-593503); and as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on July 1, 2016 (Accession No. 0001193125-16-639830).

Item 2. Exhibits.

Pursuant to the instructions as to exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI GO ANYWHERE TRUST

By:	/s/ Agnes Mullady
Name: Agnes Mullady Title: President

Date: August 31, 2016